Exhibit 99.6

FORM OF PROXY SOLICITED FOR ANNUAL MEETING

OF SHAREHOLDERS OF

YADKIN FINANCIAL CORPORATION VOTING COMMON STOCK

To be held on June __, 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby constitutes and appoints Joseph H. Towell and Jan H. Hollar, and each of them, as his or her true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of common stock of Yadkin Financial Corporation that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Yadkin Financial Corporation to be held on __, 2014 at                                                  , at                     ., local time, and at any adjournment, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Joint Proxy Statement/Prospectus, receipt of which is acknowledged. These proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Joint Proxy Statement/Prospectus as follows:

1. PROPOSAL to approve the Agreement and Plan of Merger, dated as of January 27, 2014, by and among Yadkin Financial Corporation, VantageSouth Bancshares, Inc., and Piedmont Community Bank Holdings, Inc., as such agreement may be amended from time to time, pursuant to which VantageSouth Bancshares, Inc. and Piedmont Community Bank Holdings, Inc. will each merge with and into Yadkin Financial Corporation (which we refer to collectively as the “Mergers”).

☐ FOR	☐ AGAINST	☐ ABSTAIN

2. PROPOSAL to amend the articles of incorporation of Yadkin Financial Corporation to increase the number of authorized shares of common stock to 75,000,000 shares.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. PROPOSAL to elect nine directors to serve for a term expiring at the 2015 annual meeting of shareholders:

Nolan G. Brown	☐ FOR	☐ AGAINST	☐ ABSTAIN
Harry M. Davis	☐ FOR	☐ AGAINST	☐ ABSTAIN
Thomas J. Hall	☐ FOR	☐ AGAINST	☐ ABSTAIN
James A. Harrell	☐ FOR	☐ AGAINST	☐ ABSTAIN
Larry S. Helms	☐ FOR	☐ AGAINST	☐ ABSTAIN
Dan W. Hill, III	☐ FOR	☐ AGAINST	☐ ABSTAIN
Alison J. Smith	☐ FOR	☐ AGAINST	☐ ABSTAIN
Harry C. Spell	☐ FOR	☐ AGAINST	☐ ABSTAIN
Joseph H. Towell	☐ FOR	☐ AGAINST	☐ ABSTAIN

4. PROPOSAL to ratify the appointment of Dixon Hughes Goodman LLP, as Yadkin Financial Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

☐ FOR	☐ AGAINST	☐ ABSTAIN

5. PROPOSAL to adjourn the Yadkin Financial Corporation Annual Meeting, if necessary or appropriate, to solicit additional proxies in favor of Proposal #1 and/or Proposal #2 herein.

☐ FOR	☐ AGAINST	☐ ABSTAIN

6. PROPOSAL to approve, on an advisory (non-binding) basis, the compensation of certain executive officers of Yadkin Financial Corporation.

☐ FOR	☐ AGAINST	☐ ABSTAIN

7. PROPOSAL to approve, on an advisory (non-binding) basis, the compensation that certain executive officers of Yadkin Financial Corporation may receive in connection with the Mergers pursuant to existing agreements or arrangements with Yadkin Financial Corporation.

☐ FOR	☐ AGAINST	☐ ABSTAIN

8. OTHER BUSINESS. The proxies are authorized to vote in their discretion upon such other business as may be properly brought before the Annual Meeting or any adjournment thereof. The Board of Directors of Yadkin Financial Corporation currently knows of no other business to be presented.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” each respective Proposal herein. This proxy also delegates discretionary authority to the proxies to vote with respect to any other business which may properly come before the Annual Meeting or any adjournment or postponement thereof.

Whether or not you plan to attend the Annual Meeting, please complete, sign, date, and return this proxy. You may revoke your proxy at any time before it is voted by giving written notice of revocation to Yadkin Financial Corporation’s Secretary, or by filing a properly executed proxy card of a later date with Yadkin Financial Corporation’s Secretary, at or before the Annual Meeting. You may also revoke your proxy by attending and voting your shares in person at the Annual Meeting.

Dated:	2014.

Signature of Shareholder(s)	Signature of Shareholder(s)

Print name clearly	Print name clearly

Please sign exactly as name or names appear on your stock certificate. Where more than one owner is shown on your stock certificate, each owner should sign. Persons signing in a fiduciary or representative capacity shall give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.